Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2024

Results Summary

•	Record quarterly revenue of $1.649 billion, up approximately 21% year over year.

•	Quarterly GAAP earnings per diluted share of $2.89; non-GAAP earnings per diluted share of $3.56, which exceeded high end of guidance.

SUNNYVALE, Calif. – Feb. 21, 2024 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2024. Revenue for the first quarter of fiscal year 2024 was $1.649 billion, compared to $1.361 billion for the first quarter of fiscal year 2023. Fiscal year 2024 results include a favorable impact of one additional week compared to fiscal year 2023, which occurred in our first fiscal quarter.

“The first quarter marked an excellent start to the year with strong execution across the company as AI continues to drive our customers’ investments in silicon and systems that position them for future growth,” said Sassine Ghazi, president and CEO of Synopsys. “These results underscore the strength of our technology and our strategy. In the face of mounting design complexity, technology R&D teams are counting on Synopsys’ broad portfolio of semiconductor IP and leading design solutions from silicon to systems. There is no one more capable than Synopsys of helping companies innovate for this era of pervasive intelligence.”

“The Synopsys team delivered a solid start to the year, achieving record quarterly revenue and non-GAAP earnings above the high end of our target range,” said Synopsys CFO, Shelagh Glaser. “These results reflect our execution and leadership position across segments and continued, robust design activity among our semiconductor and systems customers. Looking ahead, we are reaffirming our full-year 2024 targets for revenue and non-GAAP operating margin and raising our non-GAAP EPS guidance.”

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal year 2024 was $449.1 million, or $2.89 per diluted share, compared to $271.5 million, or $1.75 per diluted share, for the first quarter of fiscal year 2023.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal year 2024 was $553.7 million, or $3.56 per diluted share, compared to non-GAAP net income of $406.7 million, or $2.62 per diluted share, for the first quarter of fiscal year 2023.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in three segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array (FPGA) IC design software, verification software and hardware products, manufacturing software products and other; (2) Design IP, which includes our Design IP products; and (3) Software Integrity, which includes solutions that test software code for security vulnerabilities and quality defects, as well as professional and managed services. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the second quarter and full fiscal year 2024. The fiscal year targets include the impact of an extra week in fiscal year 2024, which was included in the first quarter of fiscal year 2024. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions.

These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter and Full Fiscal Year 2024 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending April 30, 2024		Range for Fiscal Year Ending October 31, 2024
	Low	High	Low	High
Revenue	$1,560	$1,590	$6,570	$6,630
GAAP Expenses	$1,206	$1,226	$5,022	$5,079
Non-GAAP Expenses	$1,005	$1,015	$4,140	$4,180
Non-GAAP Interest and Other Income (Expense), net	$2	$4	$24	$28
Non-GAAP Tax Rate	15%	15%	15%	15%
Outstanding Shares (fully diluted)	155	157	155	157
GAAP EPS	$2.05	$2.16	$9.56	$9.74
Non-GAAP EPS	$3.09	$3.14	$13.47	$13.55
Operating Cash Flow			~ $1,400

(1)	Synopsys’ second quarter of fiscal year 2024 and its fiscal year 2024 will end on May 4, 2024 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end.

For a reconciliation of Synopsys’ second quarter and fiscal year 2024 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter of fiscal year 2024 in May 2024.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of February 21, 2024. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the second quarter of fiscal year 2024, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter of fiscal year 2024 in its quarterly report on Form 10-Q to be filed on or before March 14, 2024.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

Reconciliation of First Quarter Fiscal Year 2024 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2024 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2024	2023
GAAP net income attributed to Synopsys	$449,112	$271,536
Adjustments:
Amortization of acquired intangible assets	25,970	24,378
Stock-based compensation	180,288	133,867
Acquisition/divestiture related items	31,932	2,595
Restructuring charges	—	40,859
Gain on sale of strategic investments	(55,077)	—
Tax adjustments	(78,553)	(66,565)

Non-GAAP net income attributed to Synopsys	$553,672	$406,670

	Three Months Ended January 31,
	2024	2023
GAAP net income per diluted share attributed to Synopsys	$2.89	$1.75
Adjustments:
Amortization of acquired intangible assets	0.17	0.16
Stock-based compensation	1.16	0.86
Acquisition/divestiture related items	0.21	0.02
Restructuring charges	—	0.26
Gain on sale of strategic investments	(0.35)	—
Tax adjustments	(0.52)	(0.43)

Non-GAAP net income per diluted share attributed to Synopsys	$3.56	$2.62

Shares used in computing net income per diluted share amounts:	155,334	155,076

(1)

Synopsys’ first quarter of fiscal year 2024 and 2023 ended on February 3, 2024 and January 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

GAAP to Non-GAAP Tax Rate Reconciliation (1)

(unaudited)

Three Months Ended January 31, 2024
GAAP effective tax rate	4.1%
Income tax effect of above non-GAAP adjustments	10.9%

Non-GAAP effective tax rate	15.0%

(1)

Synopsys’ first quarter of fiscal year 2024 ended on February 3, 2024. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

Reconciliation of 2024 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2024 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2024
	Low	High
Target GAAP expenses	$1,206,000	$1,226,000
Adjustments:
Amortization of acquired intangible assets	(26,000)	(29,000)
Stock-based compensation	(175,000)	(182,000)

Target non-GAAP expenses	$1,005,000	$1,015,000

	Range for Three Months Ending April 30, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.05	$2.16
Adjustments:
Amortization of acquired intangible assets	0.19	0.17
Stock-based compensation	1.17	1.12
Tax adjustments	(0.32)	(0.31)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.09	$3.14

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2024 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2024
	Low	High
Target GAAP expenses	$5,021,932	$5,078,932
Adjustments:
Amortization of acquired intangible assets	(103,000)	(108,000)
Stock-based compensation	(748,000)	(760,000)
Acquisition/divestiture related items	(30,932)	(30,932)

Target non-GAAP expenses	$4,140,000	$4,180,000

	Range for Fiscal Year Ending October 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$9.56	$9.74
Adjustments:
Amortization of acquired intangible assets	0.69	0.66
Stock-based compensation	4.87	4.79
Acquisition/divestiture related items	0.20	0.20
Gain on sale of strategic investments	(0.35)	(0.35)
Tax adjustments	(1.50)	(1.49)

Target non-GAAP earnings per diluted share attributed to Synopsys	$13.47	$13.55

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

(1)	Synopsys’ second quarter of fiscal year 2024 and its fiscal year 2024 will end on May 4, 2024 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding short-term and long-term financial targets, expectations and objectives; strategies related to our products, technology and services; business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; our pending acquisition of ANSYS, Inc. (the “Ansys Merger”), including, among other things, expectations regarding the financing of the pending acquisition; the exploration of strategic alternatives for our Software Integrity segment; the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); software trends; planned stock repurchases; our expected tax rate; and the impact and result of pending legal, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to complete the Ansys Merger on the terms described in our filings with the SEC, if at all; failure to obtain required governmental approvals related to the Ansys Merger or the imposition of conditions to such governmental approvals that may have an adverse effect on us; failure to realize the benefits expected from the Ansys Merger; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its first quarter of fiscal year 2024 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of February 21, 2024. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2024	2023
Revenue:
Time-based products	$904,378	$782,313
Upfront products	447,863	336,658

Total products revenue	1,352,241	1,118,971
Maintenance and service	296,989	242,369

Total revenue	1,649,230	1,361,340
Cost of revenue:
Products	193,638	174,367
Maintenance and service	115,081	91,347
Amortization of acquired intangible assets	20,456	18,640

Total cost of revenue	329,175	284,354

Gross margin	1,320,055	1,076,986
Operating expenses:
Research and development	552,056	465,329
Sales and marketing	263,408	210,785
General and administrative	138,374	97,364
Amortization of acquired intangible assets	6,597	6,717
Restructuring charges	—	40,859

Total operating expenses	960,435	821,054

Operating income	359,620	255,932
Interest and other income (expense), net	105,484	23,292

Income before income taxes	465,104	279,224
Provision (benefit) for income taxes	18,897	10,597

Net income	446,207	268,627
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(2,905)	(2,909)

Net income attributed to Synopsys	$449,112	$271,536

Net income per share attributed to Synopsys:
Basic	$2.95	$1.78
Diluted	$2.89	$1.75
Shares used in computing per share amounts:
Basic	152,311	152,401

Diluted	155,334	155,076

(1)

Synopsys’ first quarter of fiscal year 2024 and 2023 ended on February 3, 2024 and January 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2024	October 31, 2023
ASSETS:
Current assets:
Cash and cash equivalents	$1,118,944	$1,438,913
Short-term investments	154,490	151,639

Total cash, cash equivalents and short-term investments	1,273,434	1,590,552
Accounts receivable, net	1,064,135	946,967
Inventories	382,727	325,590
Prepaid and other current assets	687,632	567,515

Total current assets	3,407,928	3,430,624
Property and equipment, net	567,038	557,261
Operating lease right-of-use assets, net	551,452	568,829
Goodwill	4,131,418	4,070,336
Intangible assets, net	377,415	374,194
Deferred income taxes	954,495	860,914
Other long-term assets	568,513	470,973

Total assets	$10,558,259	$10,333,131

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$699,474	$1,123,761
Operating lease liabilities	89,194	85,690
Deferred revenue	1,855,839	1,776,000

Total current liabilities	2,644,507	2,985,451
Long-term operating lease liabilities	563,815	584,035
Long-term deferred revenue	189,841	175,128
Long-term debt	16,951	18,078
Other long-term liabilities	436,528	386,138

Total liabilities	3,851,642	4,148,830

Redeemable non-controlling interest	31,043	31,043
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,536 and 152,053 shares outstanding, respectively	1,525	1,521
Capital in excess of par value	1,183,473	1,276,152
Retained earnings	7,188,550	6,741,699
Treasury stock, at cost: 4,725 and 5,207 shares, respectively	(1,539,340)	(1,675,650)
Accumulated other comprehensive income (loss)	(163,224)	(196,414)

Total Synopsys stockholders’ equity	6,670,984	6,147,308
Non-controlling interest	4,590	5,950

Total stockholders’ equity	6,675,574	6,153,258

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$10,558,259	$10,333,131

(1)

Synopsys’ first quarter of fiscal year 2024 ended February 3, 2024 and its fiscal year 2023 ended on October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$446,207	$268,627
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and depreciation	62,888	57,294
Reduction of operating lease right-of-use assets	24,376	23,903
Amortization of capitalized costs to obtain revenue contracts	18,726	18,850
Stock-based compensation	180,652	134,227
Allowance for credit losses	6,059	3,700
Gain on sale of strategic investments	(55,077)	—
Amortization of bridge financing costs	1,000	—
Deferred income taxes	(101,332)	(65,495)
Other non-cash	(786)	4,535
Net changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(119,571)	(237,360)
Inventories	(60,883)	(8,610)
Prepaid and other current assets	(96,916)	(355)
Other long-term assets	(72,096)	(54,196)
Accounts payable and accrued liabilities	(266,704)	(144,258)
Operating lease liabilities	(23,569)	(17,629)
Income taxes	(117,798)	50,416
Deferred revenue	87,034	81,102

Net cash provided by (used in) operating activities	(87,790)	114,751
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	24,559	30,971
Purchases of short-term investments	(25,612)	(28,829)
Proceeds from sales of strategic investments	55,696	5,735
Purchases of strategic investments	(822)	—
Purchases of property and equipment	(40,391)	(43,500)
Acquisitions, net of cash acquired	(67,827)	—
Capitalization of software development costs	—	(624)

Net cash used in investing activities	(54,397)	(36,247)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(1,303)	(1,294)
Payment of bridge financing costs	(48,000)	—
Issuances of common stock	9,483	22,338
Payments for taxes related to net share settlement of equity awards	(147,330)	(92,095)
Purchase of equity forward contract	—	(45,000)
Purchases of treasury stock	—	(260,724)

Net cash used in financing activities	(187,150)	(376,775)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,320	35,675

Net change in cash, cash equivalents and restricted cash	(320,017)	(262,596)
Cash, cash equivalents and restricted cash, beginning of year	1,441,187	1,419,864

Cash, cash equivalents and restricted cash, end of period	$1,121,170	$1,157,268

(1)

Synopsys’ first quarter of fiscal year 2024 and 2023 ended on February 3, 2024 and January 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income:

SYNOPSYS, INC.

Business Segment Reporting (1)(2)

(in millions)

	Three Months Ended January 31, 2024	Three Months Ended January 31, 2023
Revenue by segment
- Design Automation	$985.3	$889.8
% of Total	59.7%	65.4%
- Design IP	$525.7	$343.7
% of Total	31.9%	25.2%
- Software Integrity	$138.2	$127.8
% of Total	8.4%	9.4%
Adjusted operating income by segment
- Design Automation	$364.9	$346.0
- Design IP	$249.5	$117.6
- Software Integrity	$24.0	$15.5
Adjusted operating margin by segment
- Design Automation	37.0%	38.9%
- Design IP	47.5%	34.2%
- Software Integrity	17.3%	12.1%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended January 31, 2024	Three Months Ended January 31, 2023
GAAP total operating income – as reported	$359.6	$255.9
Other expenses managed at consolidated level
-Amortization of acquired intangible assets (3)	27.1	25.4
-Stock-based compensation (3)	180.7	134.2
-Non-qualified deferred compensation plan	40.1	20.2
-Acquisition/divestiture related items (4)	30.9	2.6
-Restructuring charges	—	40.9

Total adjusted segment operating income	$638.4	$479.2

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

Synopsys’ first quarter of fiscal year 2024 and 2023 ended on February 3, 2024 and January 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending acquisition of Ansys, that was recorded in interest and other income (expense), net in our unaudited condensed consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimated ranges for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate and non-GAAP earnings per diluted share. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a reconciliation of certain second quarter and full fiscal year 2024 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded items necessary for reconciliation such as acquisition/divestiture related items, restructuring charges, tax deduction variability, changes in fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

In the first quarter of fiscal 2024, Synopsys began excluding gains (losses) on sale of strategic investments from non-GAAP financial measures and updated the definitions of acquisition/divestiture related items that Synopsys’ management does not consider reflective of its core business operations.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with our business combinations, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We may also from time to time incur gains or losses from divestitures of a business as well as professional fees and other direct expenses associated with such transactions. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, we have elected to adopt a non-GAAP tax rate of 15% for fiscal year 2024.